                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-2




Section 7.3 Indenture                               Distribution Date: 8/16/2004
--------------------------------------------------------------------------------

(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                      1,490,794.67
             Class B Note Interest Requirement                        144,243.56
             Class C Note Interest Requirement                        287,296.00
                       Total                                        1,922,334.22

        Amount of the distribution allocable to the interest on the Notes per
             $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.32444
             Class B Note Interest Requirement                           1.53778
             Class C Note Interest Requirement                           2.38222

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        1,125,600,000
             Class B Note Principal Balance                           93,800,000
             Class C Note Principal Balance                          120,600,000

(iv)    Amount on deposit in Owner Trust Spread Account            13,400,000.00

(v)     Required Owner Trust Spread Account Amount                 13,400,000.00



                                            By:
                                                ---------------------
                                            Name:  Patricia M. Garvey
                                            Title: Vice President